Exhibit 10.14

INDEPENDENT DIRECTOR AGREEMENT

INDEPENDENT DIRECTOR AGREEMENT (this “Agreement”), dated [  ], 2022, by and between Felicitex Therapeutics Inc., a Delaware corporation (the “Company”), and the undersigned (the “Director”).

RECITALS

A. The Company is filing a registration statement on Form S-1 relating to a firm commitment initial public offering of its securities (the “IPO”).

B. The current Board consists of five (5) members and the Board intends to appoint two (2) additional independent directors prior to the closing of the IPO.

C. [The Company desires to appoint the Director to serve on the Company’s board of directors (the “Board”), which will include membership on one or more committees of the Board, and the Director desires to accept such appointment to serve on the Board.]

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Director hereby agree as follows:

1. Duties. From and after the [date of the Director’s appointment by the [board of directors of the Company] [the Board], upon the] effective date of the registration statement for the IPO and related pricing of the IPO (the “Effective Time”), the Company requires that the Director be available to perform the duties of an independent director customarily related to this function as may be determined and assigned by [the Company’s board of directors (the “Board”)] [the Board] and as may be required by the Company’s constituent instruments, including its certificate of incorporation and bylaws, as amended, and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including the Delaware General Corporation Law (“DGCL”). The Director agrees to devote as much time as is necessary to perform completely the duties as a Director of the Company, including duties as a member of one or more committees of the Board, to which the Director may hereafter be appointed. The Director will perform such duties described herein in accordance with the general fiduciary duty of directors.

2. Term. The term of this Agreement shall commence as of the Effective Time, and shall continue until the Director’s removal or resignation. In addition to a termination of this Agreement pursuant to Section 8, the Company shall have the right to terminate this Agreement upon written notice to the Director at any time without liability prior to the Effective Time.

3. Compensation.

(a) Equity Compensation.

(i) [Following the Effective Time and the commencement of the term of this Agreement, the Director shall be entitled to receive an [initial award (the “Initial Award”)] [annual award [the “Annual Award”) of [[ ] shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). The [Initial Award] [Annual Award] shall vest in four (4) equal quarterly installments commencing in the quarter following the Effective Time, subject to the Director continuing in service on the Board through each such vesting date. ]

(ii) [Following the Effective Time and the commencement of the term of this Agreement, the Director shall be entitled to receive an initial stock option (the “Initial Award”) to purchase [ ] of the Company’s shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). The per share exercise price of each option granted to the Director shall equal to the price of Company stock offered in the IPO. The [Initial Award] [Annual Award] shall vest and become exercisable in twelve (12) equal monthly installments over the first year following the date of grant, subject to the Director continuing in service on the Board through each such vesting date. The term of each stock option granted to the Director shall be ten (10) years from the date of grant.]

(b) Following the Effective Time and the commencement of the term of this Agreement, for all services to be rendered by the Director in any capacity hereunder, the Company agrees to compensate the Director a fee of $[ ] per year in cash (the “Annual Fee”) and equity of [ ] shares of Common Stock per year (the “Equity Allowance”), which Annual Fee and Equity Allowance shall be paid to the Director in four equal installments no later than the fifth business day of each calendar quarter commencing in the first quarter following the Effective Time. The Director shall be responsible for his or her own individual income tax payment on the Annual Fee in jurisdictions where the Director resides.

4. Independence. The Director acknowledges that the Company’s obligations under this Agreement are contingent upon the Board’s continuing determination that the Director is an “independent director” with respect to the Company, in accordance with the listing requirements of the stock exchange upon which the Common Stock has been listed at the time of the IPO.

5. Expenses. The Company shall reimburse the Director for pre-approved reasonable business-related expenses incurred in good faith in connection with the performance of the Director’s duties for the Company. Such reimbursement shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred, which shall be accompanied by sufficient documentation to support the expenditures.

6. Other Agreements.

(a) Confidential Information and Insider Trading. The Company and the Director each acknowledge that, in order for the intentions and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to, business methods, information systems, financial data and strategic plans which are unique assets of the Company (as further defined below, the “Confidential Information”) and that the communication of such Confidential Information to third parties could irreparably injure the Company and its business. Accordingly, the Director agrees that, during his association with the Company and thereafter, he will treat and safeguard as confidential and secret all Confidential Information received by him at any time and that, without the prior written consent of the Company, he will not disclose or reveal any of the Confidential Information to any third party whatsoever or use the same in any manner except in connection with the business of the Company and in any event in no way harmful to or competitive with the Company or its business. For purposes of this Agreement, “Confidential Information” includes any information not generally known to the public or recognized as confidential according to standard industry practice, any trade secrets, know-how, development, manufacturing, marketing and distribution plans and information, inventions, formulas, methods or processes, whether or not patented or patentable, pricing policies and records of the Company (and such other information normally understood to be confidential or otherwise designated as such in writing by the Company), all of which the Director expressly acknowledges and agrees shall be confidential and proprietary information belonging to the Company. Upon termination of his association with the Company, the Director shall return to the Company all documents and papers relating to the Company, including any Confidential Information, together with any copies thereof, or certify that he or she has destroyed all such documents and papers. Furthermore, the Director recognizes that the Company has received and, in the future, will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. The Director agrees that the Director owes the Company and such third parties, both during the term of the Director’s association with the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to, except as is consistent with the Company’s agreement with the third party, disclose it to any person or entity or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company. In addition, the Director acknowledges and agrees that the Director may have access to “material non-public information” for purposes of the federal securities laws (“Insider Information”) and that the Director will abide by all securities laws relating to the handling of and acting upon such Insider Information.

(b) Disparaging Statements. At all times during and after the period in which the Director is a member of the Board and at all times thereafter, the Director shall not either verbally, in writing, electronically or otherwise: (i) make any derogatory or disparaging statements about the Company, any of its affiliates, any of their respective officers, directors, stockholders, employees and agents, or any of the Company’s current or past customers or employees, or (ii) make any public statement or perform or do any other act prejudicial or injurious to the reputation or goodwill of the Company or any of its affiliates or otherwise interfere with the business of the Company or any of its affiliates; provided, however, that nothing in this paragraph shall preclude the Director from complying with all obligations imposed by law or legal compulsion, and provided, further, however, that nothing in this paragraph shall be deemed applicable to any testimony given by the Director in any legal or administrative proceedings.

(c) Work Product. Director agrees that any and all Work Product (as defined below) shall be the Company’s sole and exclusive property. Director hereby irrevocably assigns to the Company all right, title and interest worldwide in and to any deliverables resulting from the Director’s services as a director to the Company (“Deliverables”), and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other copyrightable works, and any other work product created, conceived or developed by you (whether alone or jointly with others) for the Company during or before the term of this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (the “Work Product”). Director retains no rights to use the Work Product and agrees not to challenge the validity of our ownership of the Work Product. Director agrees to execute, at Company’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment. In the event that Director does not, for any reason, execute such documents within a reasonable time after the Company’s request, Director hereby irrevocably appoint the Company as Director’s attorney-in-fact for the purpose of executing such documents on your behalf, which appointment is coupled with an interest. Director will deliver to the Company any Deliverables and disclose promptly in writing to us all other Work Product.

(d) Enforcement. The Director acknowledges and agrees that the covenants contained herein are reasonable, that valid consideration has been and will be received and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. The Director recognizes that the provisions of this Section 6 are vitally important to the continuing welfare of the Company and its affiliates and that any violation of this Section 6 could result in irreparable harm to the Company and its affiliates for which money damages would constitute a totally inadequate remedy. Accordingly, in the event of any such violation by the Director, the Company and its affiliates, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to obtain an injunction or other equitable relief restraining any action by the Director in violation of this Section 6 without posting any bond therefore or demonstrating actual damages, and the Director will not claim as a defense thereto that the Company has an adequate remedy at law or require the posting of a bond. If any of the restrictions or activities contained in this Section 6 shall for any reason be held by an arbitrator to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the extent compatible with the applicable law; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights. The Director acknowledges that injunctive relief may be granted immediately upon the commencement of any such action without notice to the Director and in addition Company may recover monetary damages.

(e) Separate Agreement. The parties hereto further agree that the provisions of Section 6 are separate from and independent of the remainder of this Agreement and that Section 6 is specifically enforceable by the Company notwithstanding any claim made by the Director against the Company. The terms of this Section 6 shall survive termination of this Agreement.

7. Market Stand-Off Agreement. In the event of a public or private offering of the Company’s securities, including in connection with the IPO, and upon request of the Company, the underwriters or placement agents placing the offering of the Company’s securities, the Director agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company that the Director may own, other than those included in the registration, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such placement agent or underwriter.

8. Termination. With or without cause, the Company and the Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the stockholder(s) of the Company from removing the Director with immediate effect at any time for any reason. For the avoidance of doubt, if the Company terminates this Agreement prior to the closing of the IPO in accordance with Section 2 hereof, then the Company shall not have any liability whatsoever to the Director.

9. Indemnification. The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the State of Delaware, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of stockholders or disinterested directors or otherwise, both as to action in the Director’s official capacity and as to action in another capacity while holding such office. The Company and the Director are executing an indemnification agreement in the form attached hereto as Exhibit A.

10. Effect of Waiver. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

11. Notice. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission.

12. Governing Law; Arbitration. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Delaware without reference to that state’s conflicts of laws principles. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by any party hereto shall be given in writing to the other parties hereto at their last known addresses. Arbitration shall be commenced by the filing by such a party of an arbitration demand with the American Arbitration Association (“AAA”). The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Delaware. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party hereto shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then any party hereto is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other such parties pending the completion of the arbitration in a court having jurisdiction over those parties.

13. Assignment. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

14. Miscellaneous. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director Agreement to be duly executed and signed as of the day and year first above written.

COMPANY:

Felicitex Therapeutics Inc.

By:
Name:	Maria Vilenchik
Title:	Chief Executive Officer

DIRECTOR:

Name:

Address:

Signature Page to Independent Director Agreement

EXHIBIT A

Indemnification Agreement

(See Attached)